Exhibit 10.1

Standstill Agreement

THIS STANDSTILL AGREEMENT (this "A.greement") is made this 18th day of January, 2012 (the "Effective Date") by and between

•	EcoloCap Solutions Inc. ("EcoloCap"), a corporation organized and operating under the laws of Nevada and having its principal office at 1250 S. Grove Ave., Suite 308, Barrington, Illinois 60010;

•
K Micro Bubble Technology Inc. ("KMBT"), a corporation organized and operating under the laws of Korea and having its principal office at #502, BNB B!, #1403-4, Gwanyang-Dong, GyeongG i-Do, Republic of Korea; and

Fuel Emulsions International Inc. ("Bu)vr"), a company organized and operating under the laws of Delaware and having its principal office at 5201 Blue Lagoon Drive, Suite 841, Miami, Florida 33126.

EcoloCap. KMBT and FEI are each referred to as a 'Party" and collectively as the "Parties".

Recitals

WHEREAS, EcoloCap and KMBT desire to sell certain technology and additives for fuel emulsification purposes, and FEI desires to purchase such technology and additives; and

WHEREAS, EcoloCap, KMBT and FE! have negotiated an exclusive supply for such fuel emulsification technology and additives ("Supply Agreement");

NOW, THEREFORE, in consideration of the foregoing premises and agreements contained herein, the Parties hereto agree as follows:

SECTION 1. Standstill Provisions.

1.1
Standstill Obligation. Unless otherwise agreed in writing by the other Parties, a Party will not discuss or negotiate with any third party, or enter into any understandings, agreements or undertakings with any third party, with respect to the sale of fuel emulsion technology and the associated additives, provided that FEI may negotiate with potential investors and potential third party customers regarding transactions involving services or supply of products based on the fuel emulsion technology and the associated additives.

1.2	Standstill Period. This standstill obligation shall commence upon the Effective Date and expire on February 29, 2012, unless otherwise agreed in writing by the Parties ("Standstill Period").

1.3
Fee. FEI shall pay US$50,000.00 to EcoloCap by January 20, 2012 ("Fee"). If the Parties have not executed the Supply Agreement by February 10, 2012, then FEI shall make a second payment of US$50,000 to EcoloCap on February 10, 2012.

15768736.3

SECTION 2 Miscellaneous.

2.1
Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to its subject matter, supersedes all prior agreements, if any, of the Parties with respect to its subject matter and may not be amended except in a writing signed by each Party.

2.2	Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and permitted assigns.

2.3
Assignment. This Agreement shall not be assigned by any Party without the prior written consent of the other Parties, which shall not be unreasonably delayed or withheld, and any purported assignment without required consent shall be void. Any assignment or attempted assignment in contravention of this provision shall be void, and of no force or effect.

2.4       Notices.

(a)
Each notice, communication or delivery under this Agreement shall (i) be in writing and (ii) shall be deemed to have been given (A) when delivered by hand (with written confirmation of receipt); (B) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (C) on the date sent by e-mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (D) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. If notice is given to a permitted successor or assign of a Party, then notice shall also thereafter be given as set forth above to such successor or assign of such Party.

(b)	Each Party's notice information is as follows:

EcoloC ap:       EcoloCap Solutions Inc.
1250 S. Grove Avenue
Barrington, IL 60010
Attn: Robert M. Egger Jr.
Chief Operating Officer
Phone: (866) 479-7041
Email: re(21ecolocap.com

KMBT:            K Micro Bubble Technology Inc.
1250 S. Grove Avenue, Suite 308
Barrington, IL 60010

15768736.3 2

Attn: Jeung Kwak
Phone: (866) 479-7041 Email: jkkmbt.com

FEI:                  Fuel Emulsion International LLC
5201 Blue Lagoon Drive, Suite 841
Miami, FL 33126
Attn: Phillip Brown
Phone: (305) 707-4334
Email: p.brown(2fueleniuIsions.com

2.5
Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be contrary to any applicable law or regulation or otherwise invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is contrary, invalid or unenforceable shall not be affected thereby and, to the extent consistent with the overall intent of this Agreement taken as a whole, shall be enforced to the fullest extent permitted by applicable law and regulation.

2.6	Expenses. Each Party will be responsible for the payment of all costs and expenses incurred by it in connection with the preparation and negotiation of this Agreement.

2.7
No Third Party Beneficiaries. This Agreement confers no rights whatsoever upon any person other than EcoloCap, KMBT and FEI and shall not create, or be interpreted as creating, any standard of care, duty or liability to any person not a party hereto.

2.8
Governing Law and Jurisdiction; Waiver of Jury Trial. This Agreement will be governed by the internal laws of the State of New York, without regard to its choice of laws principles other than G.O.L. §5-1401. Any judicial action seeking injunctive relief in accordance with the terms of Section 12.11(b) shall be brought in a federal court of competent jurisdiction located in the Southern District in the State of New York. If a federal court refuses jurisdiction, such judicial action shall be brought in a state court of competent jurisdiction located in the Borough of Manhattan in the State of New York. Each Party hereby unconditionally and irrevocably consents to the jurisdiction of those courts and waives its rights to bring any action or proceeding against the other Parties except in those courts. The Parties waive any right to trial by jury in any judicial action arising under this Agreement. In the event such judicial proceedings are instituted by any Party, the prevailing Party shall be entitled to the award of its costs and attorneys' fees incurred in connection with such proceedings.

2.9       Arbitration.

(a)
Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration pursuant to the Federal Arbitration Act and in accordance with the Commercial Arbitration Rules of the American Arbitration

Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any Court having jurisdiction thereof.

(b)
Notwithstanding the foregoing, the Parties acknowledge and agree that in the event of a breach or threatened breach of any provision for which a Party may not have an adequate remedy in damages, such Party shall at any time be entitled to injunctive relief against such breach or threatened breach in a court of competent jurisdiction (in accordance with the provisions of Section 12.10) without the need to post a bond or similar security. The foregoing remedy shall not be deemed to be an exclusive remedy for a breach or threatened breach of any provisions of this Agreement, but rather shall be in addition to all other remedies available at law or in equity to a Party.

(c)
The language of arbitration shall be English. The place of arbitration shall be the city of New York, New York. Both Parties shall attempt to agree upon one arbitrator, but if they are unable to agree, each shall appoint an arbitrator and these two shall appoint a third arbitrator. Expenses of arbitration shall be divided equally between the Parties. The Parties shall make their agents and employees available upon reasonable notice at reasonable times and places for pre-hearing depositions without the necessity of subpoenas or other court orders. The arbitrators shall issue subpoenas to compel the attendance of, and the production of documents by, third party witnesses at depositions or at the hearing.

2.10
Counterparts. This Agreement may be executed by original, electronic or facsimile signature in one or more counterparts, each of which will be deemed an original, but which collectively will constitute one and the same instrument.

DULY EXECUTED and delivered by the Parties as of the Effective Date.

ECOLOCAP SOLUTIONS INC.			FUEL EMULSIONS INTERNATIONAL, INC.

By:	MICHAEL SIEGEL		By:	PHILLIP G. BROWN
	Name:	Michael Siegel		Name:	Phillip G Brown
	Title:	Chief Executive Officer		Title:	CEO

K MICRO BUBBLE TECHNOLOGY

By:	Y Y KWAK
	Name:	Y Y KWAK
	Title:	Chairman